Exhibit 10.14

[Translation of Chinese original]

Share Pledge Agreement

This Share Pledge Agreement (the “Agreement”) is entered into by the following parties on September 1, 2005 in Beijing, the People’s Republic of China ( the “the PRC”):

Pledgee:	Beijing Super TV Co., Ltd.
Registered Address: Jingmeng Hi-Tech Building B, Room 406, No.5, Shangdi East Road, Haidian District, Beijing
Legal Representative: Jianhua Zhu

Pledger:	Li Yang
ID card No.: 110105690427082
Residential address: No.1, Unit 2, Building 320, No 16, Yuquan Road, Haidian District, Beijing

Whereas:

1.	The Pledgee is a wholly foreign-owned enterprise duly incorporated and validly existing under the laws of the P.R.C, and the Pledger is Li Yang, a Chinese citizen, while holding 25% share of Beijing Novel-Tongfang Digital TV Technology Co., Ltd. (“N-T Digital TV”);

2.	Li Yang and SAIF Venture Investment (Shanghai) Co., Ltd. (hereinafter referred to as “SAIF Investment”) have rescinded the Share Pledge Agreement entered into by them on May 24, 2004 and completed the necessary procedures for cancellation of registration of the equity interest pledge thereunder. As a result, the right of pledge enjoyed by SAIF Investment on the equity interest of N-T Digital TV held by Yang lapses and the equity interest of N-T Digital TV held by Li Yang is free from any mortgage, pledge or third party interest by the time when this Agreement is executed;

3.	The Pledgee has entered into a series of long-term commercial agreements with N-T Digital TV including the Technical Support and Related Services Agreement, Products and Software Purchase Agreement and Equipment Leasing Agreement (the “Commercial Agreements”), pursuant to which N-T Digital TV shall pay certain consideration and rent to the Pledgee in certain amount; and

4.	To induce the Pledgee to regularly collect the consideration and rent from N-T Digital TV held by the Pledger, the Pledger agrees to pledge all its shares of the N-T Digital TV for the payment of the consideration and rent under the Commercial Agreements.

NOW THEREFORE, for the purpose of the performance of the Commercial Agreements, the

Pledgee and the Pledger, based on the principle of equality and mutual benefits and through friendly consultations, hereby agree as follows:

1.	Definitions

Unless otherwise stipulated herein, the following terms shall be defined as follows:

1.1	“Pledge” is as defined in the whole Article 2 hereof.

1.2	“Equity Interest” means the Pledger’s entire legal holdings of the 25% equity interest of N-T Digital TV.

1.3	“Pledge Rate” means the ratio between the value of the pledged shares hereunder and the amount of the consideration and rent under the Commercial Agreements.

1.4	“Pledge Term” is as defined in 3.2 hereof.

1.5	“Event of Default” means any event as prescribed in Article 7 hereof.

1.6	“Notice of Default” means the notice sent by the Pledgee pursuant to this Agreement regarding any “Event of Default”.

2.	Pledge

2.1	The Pledger agrees to pledge its entire shareholdings of N-T Digital TV to secure the Pledgee’s collection of the consideration and rent pursuant to the Commercial Agreements.

2.2.	The Pledge means the Pledgee’s pre-emptive rights to get priority to be indemnified by the discounted price of the equity pledged to the Pledgee by the Pledger or such equity’s auction price or liquidation price.

3. Pledge Rate and Term

3.1	Pledge Rate

3.1.1	The Pledge Rate shall be 100%.

3.2	Pledge Term

3.2.1	The share Pledge hereunder shall come into effect on the date when N-T Digital TV’s shareholders list is registered at the applicable industrial/commerce regulatory authorities (if necessary), and the Pledge Term shall be the same as that of the Commercial Agreements.

3.2.2	If N-T Digital TV fails to pay the consideration and rent pursuant to the Commercial Agreements during the Pledge Term, the Pledgee shall be entitled to dispose the Pledge pursuant to this Agreement.

4.	Dividend Collection

The Pledgee shall be entitled to collect the dividends generated by the pledged shares during the Pledge Term.

5.	Pledgee’s Representations and Covenants

5.1	The Pledger is the legal owner of the Equity Interest.

5.2	Unless otherwise stipulated herein, the Pledgee’s exercise of the rights hereunder shall not be interfered with by any other party at any time.

5.3	Unless otherwise stipulated herein, the Pledgee shall be entitled to dispose or transfer the Pledge pursuant to this Agreement.

5.4	Except for the Pledgee, the Pledger has not created any other pledge rights on the Equity Interest.

6.	Pledger’s Undertakings

6.1	During the term of this Agreement, the Pledger warrants to the Pledgee to take the following undertakings:

6.1.1	Other than the Equity Interest transferred by the Pledger to the Pledgee pursuant to Equity Transfer Option Agreement between the Pledger and the Pledgee and Li Yang, a natural person, the Pledger shall not, without the Pledgee’s prior written consent, transfer any other shares of the Equity Interest nor create or allow the existence of any other pledge that may affect the Pledgee’s rights and interests;

6.1.2	The Pledger shall abide by and act upon all the applicable laws and regulations related to the Pledge and, within five days after the receipt of any notices, instructions or suggestions issued or promulgated by any applicable authorities, deliver to the Pledgee such notices, instructions or suggestions and meanwhile carry out such notices, instructions or suggestions or, at the Pledgee’s reasonable request or with the Pledgee’s consent, raise any disagreement or statement regarding the relevant issues; and

6.1.3

The Pledger shall promptly notify the Pledgee of any of the following: (i) any events that may affect the Pledge or the rights of any part of the Pledge, or any notices received by the Pledger regarding such events, or (ii) any events that may change the

Pledger’s covenants or obligations hereunder, or that may affect the Pledger’s performance of any obligations hereunder or any notices received by the Pledger regarding such events.

6.2	The Pledger agrees that the Pledgee’s exercise of the Pledgee’s rights pursuant to the Agreement shall not be interrupted or hindered by any legal proceedings raised by the Pledger or its successors or trustees.

6.3	The Pledger warrants to the Pledgee that for the purpose of protecting or improving the guaranty hereunder for the payment of the consideration and rent pursuant to the Commercial Agreements, the Pledger shall, in good faith, (i) enter into, and urge any other parties with material interests in the Pledge to enter into, all title certificates and deeds requested by the Pledgee, (ii) take, and urge any other parties with material interests in the Pledge to take, any actions requested by the Pledgee, (iii) facilitate the Pledgee in exercising its rights or authorizations hereunder, (iv) enter into all title change documentations in connection to title certificates of the Equity Interest with the Pledgee or any other persons (natural or legal) designated by the Pledgee, and (v) provide on a reasonably timely basis the Pledgee with all the notices, orders or decisions related to the Pledge that the Pledgee deems necessary.

6.4	The Pledger warrants the Pledgee that, for the purpose of the Pledgee’s rights and interests, the Pledger will comply with and perform all covenants, undertakings, agreements, representations and conditions hereunder, and otherwise shall indemnify the Pledgee for all losses caused by the Pledger’s failure to perform, or failure to completely perform, such covenants, undertakings, agreements, representations and conditions.

7.	Events of Default

7.1	The following shall be deemed Events of Default:

7.1.1	N-T Digital TV fails to make full payment of the consideration or rent due under the Commercial Agreements;

7.1.2	Any representations or covenants made by the Pledger under Article 5 hereof is materially misleading or erroneous, and/or the Pledger violates any representations or covenants under Article 5 hereof;

7.1.3	The Pledger violates any undertakings under Article 6 hereof;

7.1.4	The Pledger violates any provision herein;

7.1.5	Except for the circumstances set forth in Clause 6.1.1 hereof, the Pledger gives up or transfers the pledged Equity Interest without the Pledgee’s written consent;

7.1.6	Any of the Pledger’s loans, guaranties, indemnifications, covenants or other liabilities to any third parties makes the Pledger believe that the Pledger’s ability to perform the obligations hereunder has been affected, due to any of the following reasons: (i) such loans, guaranties, indemnifications, covenants or other liabilities are required to be repaid or performed in advance, or (ii) the Pledger fails to pay or perform by the due time such loans, guaranties, indemnifications, covenants or other liabilities;

7.1.7	The Pledger fails to repay regular debts or other liabilities;

7.1.8	The promulgation of any applicable new law makes this Agreement become illegitimate or the Pledger unable to continue to perform the obligations hereunder;

7.1.9	Any of the government consents, permissions, approvals or authorizations necessary for the enforceability, validity or effectiveness of this Agreement is rescinded, suspended, expired or materially amended;

7.1.10	Any adverse changes in the Pledger’s assets make the Pledgee believe that the Pledger’s ability to perform the obligations hereunder has been affected;

7.1.11	Any of the Pledger’s successors or trustees performs only part or none of its payment obligations under the Commercial Agreements; and

7.1.12	The Pledgee fails to dispose of the Pledge as otherwise requested by law.

7.2	If the Pledger becomes aware of or detects any of the events listed in Clause 7.1 hereof or any possibilities of such events, the Pledger shall immediately notify the Pledgee in writing of such events or possibilities.

7.3	Unless any of the Event of Default listed in Clause 7.1 hereof is completely settled to the satisfaction of the Pledgee, the Pledgee may deliver a written notice of default to the Pledger at or after the occurrence of such default, demanding the Pledger’s immediate payment of all arrears or other payables under all Commercial Agreements, or exercise the Pledge pursuant to Article 8 hereof.

8.	Exercise of the Pledge

8.1	The Pledger may not transfer any Equity Interest without the Pledgee’s written consent before the consideration and rent under the Commercial Agreements have been fully paid.

8.2	The Pledgee shall deliver to the Pledger a notice of default when exercising the Pledge.

8.3	Subject to the provisions under 7.3 hereof, the Pledgee may exercise its rights to dispose the Pledge upon the delivery of the notice of default or at any time after the delivery of such notice pursuant to 7.3 hereof.

8.4	The Pledger shall, when in compliance with applicable legal procedures, be entitled to be compensated in priority at a discount price of all or part of the Equity Interest or the price of any auction or liquidation, until the remaining balance of the consideration and rent and any other payables under the Commercial Agreements is paid off.

8.5	When Pledgee disposes the Pledge pursuant to this Agreement, the Pledger shall create no encumbrance and shall provide all necessary assistance for the Pledgee’s exercise of the Pledge.

9.	Transfer

9.1	Unless with the Pledgee’s prior consent, the Pledger may not give away or transfer any of its rights and obligations hereunder.

9.2	This Agreement is binding upon the Pledger and any of its successors and is applicable to the Pledgee and any of its successors and assignees.

9.3	The Pledgee may transfer to any persons (natural or legal) designated by it at any time any and all rights and obligations under the Commercial Agreements. Under such circumstances, such transferees shall possess and assume the same rights and obligations as those of the Pledgee hereunder, as if such a transferee is a party to this Agreement. When the Pledgee transfers rights and obligations under the Commercial Agreements, the Pledger shall, upon the Pledgee’s requests, enter into all agreements and/or documents related to such transfer.

9.4	If the transferee becomes the new Pledgee after the transfer, such transferee shall enter into a new pledge agreement with the Pledger.

10.	Termination

This Agreement shall terminate after the consideration and rent under the Commercial Agreements are fully paid and the N-T Digital TV has been relieved from all its obligations under the Commercial Agreements. Consequently, the Pledgee shall cancel or dissolve this Agreement as early as reasonably possible.

11.	Fees and Other Expenses

11.1	All expenses and actual expenditures related to the Agreement, including but not limited to legal expenses, printing cost, stamp duties and other taxes and expenses shall be all borne by the Pledger. If the Pledgee is requested to pay certain taxes as required by law, the Pledger shall reimburse the Pledgee such amount.

11.2	In the event that the Pledger fails to pay any due tax or expense or for certain other reasons the Pledgee has to make certain claim by any means, the Pledger shall assume all the related expenses (including but not limited to any taxes, process charges, management fees, litigation fees, attorney fees and insurance charges).

12.	Force Majeure

12.1	If any Party is precluded from performing any part of this Agreement (the “Affected Party”) due to any event that is inevitable and unavoidable beyond such Party’s reasonable care (“force majeure”), the Affected Party shall not be held responsible for such delayed or hindered performance of this Agreement due to any force majeure, including but not limited to any governmental act, natural force, fire, explosion, geographical change, storm, flood, earthquake, tide, thunderstrike or war, but not including insufficient credit, fund or financing. The Affected Party who seeks the exemption from the obligations hereunder shall immediately notify the other Party of the force majeure and the steps needed to be taken to complete the delayed or hindered performance.

12.2	The Affected Party shall not be held responsible for any delayed or hindered performance hereunder due to any force majeure, and shall be exempted from such obligations hereunder only after the Party has exerted all reasonable efforts to perform such obligations, and only the delayed or hindered part shall apply. Once the force majeure resulting in the obligation exemption is conquered or remedied, the parties agree to make the utmost efforts to resume the performance hereunder.

13.	Settlement of Disputes

13.1	This Agreement and any interpretations hereof shall be governed by the PRC law.

13.2	Any dispute arising out of the construction and performance of any provision herein between the parties shall be settled through friendly consultations, otherwise any Party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration with then effective arbitration rules. The arbitration shall be held in Shanghai. The language shall be Chinese. The arbitral award shall be final and binding upon both Parties.

14.	Notice

14.1	Any notices by any Party for the purpose of the performance of any rights or obligations hereunder shall be in writing. And the service shall be deemed as effectively made by the time of the delivery by a courier or the transmission by fax or telecopy. If the service is made on a non-business day or after business hours, the next business day shall be deemed as the date of service. The place of service shall be each Party’s registered address shown on the Preamble hereof or any other address notified in writing (including fax or telecopy) at any time in the future.

15.	Effectiveness

15.1	This Agreement and any amendments, supplements or revisions hereof shall be made in written form and come into effect upon the execution and seal by all both Parties.

15.2	This Agreement shall be made in Chinese with two original copies.

(No text hereinafter)

Pledgee: Beijing Super TV Co., Ltd.
Authorized Representative:	/s/ Zengxiang Lu
(Seal)

Pledger: Li Yang
Signature:	/s/ Li Yang

[Translation of Chinese original]

Supplemental Agreement to the Share Pledge Agreement

This Supplemental Agreement to the Share Pledge Agreement is entered into by and among the following parties:

Party A: Beijing Super TV Co., Ltd.

Registered Address: Jingmeng Hi-Tech Building B, 4/F, Room 406, No. 5, Shangdi East Road, Haidian District, Beijing

Party B: Li Yang

Registered Address: No. 1, Unit 2, Building 320, No. 16, Yuquan Road, Haidian District, Beijing

Party C: Wei Gao

Registered Address: No. 307, Unit 3, Building 7, No. 11A, Fucheng Road, Haidian District, Beijing

Whereas:

1.	Party A and Party B entered into the Share Pledge Agreement on September 1, 2005 (Annex 1);

2.	Party A changed its corporate name into Beijing Super TV Co., Ltd. on April 3, 2007;

3.	Party B proposes to transfer to Party C all the shares that have been pledged to Party A pursuant to the Share Pledge Agreement;

4.	Party B proposes to enter into a Share Transfer Agreement (Annex 2) with Party C; and

5.	Party B proposes to transfer all its rights and obligations under the Share Pledge Agreement (Annex 1) to Party C.

NOW THEREFORE, all the Parties hereby, under the principle of equality and mutual benefits and through friendly consultations, agree as follows:

1.	Party B agrees to transfer to Party C, and Party C agrees to accept from Party B, all the rights and obligations of Party B under the Share Pledge Agreement.

2.	Party A acknowledges and agrees that Party B transfers to Party C all its rights and obligations under the Share Pledge Agreement and after this Supplemental Agreement comes into effect, Party C shall become a party of the Share Pledge Agreement. Party A shall no longer request Party B to continuously assume its rights and obligations under the Share Pledge Agreement and Party B shall no longer be entitled to or requested for the performance of any rights or obligations under the Share Pledge Agreement.

3.	This Supplemental Agreement shall come into effect as of the Effective Date of the Share Transfer Agreement (Annex 2).

In witness whereof, the Parties hereto have their authorized representatives execute this Supplemental Agreement on the date and place indicated at the Preamble hereof.

Party A: Beijing Super TV Co., Ltd.
Legal Representative (or Authorized Representative):	/s/ Jianhua Zhu
Name: Title: Date: August 18, 2007 (Seal)

Party B: Li Yang
Signature:	/s/ Li Yang
Date: August 18, 2007

Party C: Wei Gao
Signature:	/s/ Wei Gao
Date: August 18, 2007